1 3Q26 Earnings Call Presentation1 John McCallion Chief Financial Officer and Head of MetLife Investment Management Exhibit 99.4 1 These slides highlight information in MetLife, Inc.'s earnings release, quarterly financial supplement and other prior public disclosures.

2 Page No. Key 3Q26 highlights 3 Annual actuarial assumption review & other insurance adjustments 4 Adjusted earnings by segment and Corporate & Other (C&O) 5 Variable investment income (VII) 6 Direct expense ratio 8 Value of new business 9 High-quality hyperscaler and data center investments 10 Cash & Capital 11 Appendix 12 Table of contents

3 Strong performance across key measures, exceeding our financial commitments 3Q26 (post-tax) $ in millions $ per share4 Net Income (Loss) $2,351 $3.67 Adjusted Earnings $1,780 $2.78 Adjusted Earnings ex. Total Notable items $1,826 $2.85 1 Versus 3Q25. Adjusted earnings per share excluding total notable items. 2 Adjusted return on equity, excluding total notable items. 3 Excluding total notable items related to direct expenses and pension risk transfers (PRT). 4 The per share data for each item is calculated on a standalone basis and may not sum to the total. Key 3Q'26 highlights 11.9% Direct Expense Ratio3 19.6% Adjusted ROE2 22% Adjusted EPS growth1 On track to beat annual 12.1% target On track to exceed annual 15-17% ROE target Well above double-digit annual EPS target

4 • RIS: Unfavorable impact from lower mortality • Asia: Favorable impacts driven by economic and mortality updates 3Q26 annual actuarial assumption review and other insurance adjustments HighlightsImpact ($ in millions post-tax) Adjusted Earnings Non-Adjusted Earnings Net Income Group Benefits $— $— $— RIS1 (65) (6) (71) Asia 52 — 52 Latin America (14) — (14) EMEA (6) (1) (7) C&O2 (13) (3) (16) Total ($46) ($10) ($56) Total per Share ($0.07) ($0.02) ($0.09) 1 Retirement and Income Solutions. 2 Corporate & Other.

5 Adjusted earnings, ex. total notable items, by segment and C&O ($ in millions - except per share data) 3Q26 3Q25 % Change % Change (Constant Rate) Key Drivers1 Favorable Unfavorable Group Benefits $523 $458 14% Underwriting Margins Retirement & Income Solutions 478 428 12% Investment Margins; Volume Growth Asia 550 470 17% 21% Investment Margins; Equity Markets; Volume Growth Underwriting Margins Latin America 229 223 3% (5%) Volume Growth Equity Markets EMEA 114 88 30% 37% Volume Growth MetLife Investment Management 63 58 9% Business Growth Corporate & Other (131) (159) Investment Margins; Preferred Stock Dividends Expense Margins Adjusted Earnings, ex. Total Notable Items $1,826 $1,566 17% 17% Adjusted EPS, ex. Total Notable Items $2.85 $2.34 22% 22% 1 To be discussed on MetLife, Inc.’s third quarter earnings conference call.

6 $483 $497 $518 $231 $720 3Q25 4Q25 1Q26 2Q26 3Q26 ($ in millions - pre-tax) Private Equity Other3 ¹ Quarterly target VII of $400 million, based on full-year 2026 guidance of approximately $1.6 billion, pre-tax. ² Preliminary 3Q26 VII results were projected to be at least $600 million, pre-tax, as disclosed in MetLife, Inc.’s Form 8-K dated September 24, 2026. ³ Other includes real estate and other funds and prepayment fees. $0 3Q26 VII above guidance1 due to higher private equity returns; In-line with preliminary disclosure2

7 VII by segment and C&O Variable investment income 3Q25 4Q25 1Q26 2Q26 3Q26 Assets2 September 30, 2026 % of Total Assets3 ($ in millions - post-tax1) ($ in billions) Group Benefits $5 $13 $5 $4 $7 $0.2 1% RIS 146 135 131 43 164 5.0 26% Asia 139 145 183 94 277 9.0 48% Latin America 2 6 10 7 1 0.3 2% EMEA — 1 1 1 2 0.1 1% MIM — — — — — — —% Corporate & Other 90 93 79 34 118 4.2 22% Total $382 $393 $409 $183 $569 $18.8 100% 1 Assumes a 21% U.S. statutory tax rate. 2 Related to VII. 3 Each item is calculated on a standalone basis and may not sum to the total.

8 11.7% 11.6% 11.9% FY25 3Q25 3Q26 1 Direct expense ratio, excluding total notable items related to direct expenses and PRT. 12.1% 2026 Target 3Q26 direct expense ratio1 of 11.9%, on track to beat annual target

91 Excludes MIM and C&O; Value of New Business is the present value of future profits net of the cost of capital and time value of guarantees from new sales. $2.8 $3.7 $3.6 $3.4 $3.8 $1.9 $2.3 $2.6 $2.6 $2.8 Capital Deployed Value of New Business 2021 2022 2023 2024 2025 ($ in billions) Internal Rate of Return Payback Period 17% 6 Years 17% 6 Years 19% 5 Years 19% 5 Years 19% 5 Years Value of new business1

High-quality hyperscaler and data center investments[1]

Invested asset exposure by asset class ($ in billions)

Hyperscalers


$1.6B
Total

Public fixed income	$1.4B
Private fixed income	$0.2B

100%
Investment grade (Aa3 average rating)

~17 years
Weighted average life

Data centers


$2.5B
Total

Public fixed income	$1.0B
Private fixed income	$1.3B
Real Estate	$0.2B

Over 95%
Of fixed income is investment grade

~4 years
Weighted average life of fixed income

Total exposure
Hyperscalers + data centers

$4.1B

Each group is less than 1% of the General Account AUM[2]

No delinquencies or impairments

[1] As of September 30, 2026, at estimated fair value. Moody's (October 2026 report) defines Hyperscalers as Alphabet, Amazon, Meta, Microsoft and Oracle. Fixed income includes corporates and asset based finance; real estate includes joint ventures and fund interests. Excludes amounts subject to ceded reinsurance arrangements with third parties and joint ventures. [2] $431 billion as of 9/30/2026, at estimated fair value. See MetLife's 3Q2026 General Account Assets Under Management Fact Sheet for further information.

MetLife | 10

Cash & Capital

Strong capital position and liquidity, with ~$1.0 billion returned to shareholders in 3Q26

Holding Company Cash[1]


($ in billions)
$4.9
$3.6
$3.9
$3.4
$3.4
3Q25
4Q25
1Q26
2Q26
3Q26
$3.0 to $4.0 Cash Buffer

Capital

- Total cash return to shareholders of ~$1.0 billion in 3Q26
  - Common stock dividends of $380 million and share repurchases of $650 million in 3Q26
  - Year-to-date share repurchases of $2.4 billion through October, including $265 million in October 2026
- Expected total U.S. Statutory Adjusted Capital[2] on an NAIC[3] basis of ~$17.0 billion at 9/30/26, up 3% from 6/30/26
- Japan Economic Solvency Ratio (ESR) of 192% as filed for the fiscal year ended March 31, 2026

MetLife

[1] Includes cash and liquid assets at MetLife, Inc. and other holding companies at quarter-end. [2] Includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company for both periods. [3] National Association of Insurance Commissioners.

11

Appendix

13 1 As of September 30, 2026. All references to commercial mortgage loans in this earnings presentation exclude (i) commercial mortgage loans originated for third parties and (ii) commercial mortgage loans that are subject to ceded reinsurance arrangements with third parties and joint ventures. 2 As of September 30, 2026 at amortized cost. • CML has decreased 26% from $52.1B at year end 2023 to $38.3B2 • Office has decreased 28% from $19.7B at year end 2023 to $14.2B2 High quality commercial mortgage loans (CML) portfolio1 • Concentrated in high-quality assets and in larger, primary markets • 70% average Loan-to-Value (LTV) Ratio and 2.1x average Debt Service Coverage Ratio (DSCR) • 78% of CML portfolio with LTVs less than or equal to 80% • 93% of CML portfolio with DSCRs greater than or equal to 1x • 85% average office LTV ratio and 2.0x average DSCR LTV and DSCR Matrix $38.3 Billion DSCR LTV >1.2x 1.0-1.2x <1.0x Total <65% 54.1% 1.6% 1.1% 56.8% 65-75% 12.8% 1.1% 1.1% 15.0% 76-80% 5.1% 0.6% 0.5% 6.2% >80% 13.8% 3.7% 4.5% 22.0% Total 85.8% 7.0% 7.2% 100.0%

14 Cautionary Statement on Forward-Looking Statements The forward-looking statements in this presentation, using words such as “anticipate,” “are confident,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms, are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” MetLife, Inc. describes in its U.S. Securities and Exchange Commission filings. MetLife’s future results could differ, and it does not undertake any obligation to publicly correct or update any of these statements.

Explanatory Note on Non-GAAP and Other Financial Information

	Any references in this presentation (except in this Explanatory Note on Non-GAAP and Other Financial Information and Reconciliations) to:		Should be read as, respectively:
(i)	net income (loss)	(i)	net income (loss) available to MetLife, Inc.'s common shareholders
(ii)	net income (loss) per share	(ii)	net income (loss) available to MetLife, Inc.'s common shareholders per diluted common share
(iii)	adjusted earnings	(iii)	adjusted earnings available to common shareholders
(iv)	adjusted earnings per share	(iv)	adjusted earnings available to common shareholders per diluted common share
(v)	book value per share	(v)	book value per common share
(vi)	adjusted book value per share	(vi)	adjusted book value per common share
(vii)	return on equity	(vii)	return on MetLife, Inc.'s common stockholders' equity
(viii)	adjusted return on equity	(viii)	adjusted return on MetLife, Inc.'s common stockholders' equity

In this presentation, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance our investors' understanding of MetLife's performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment.

The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

	Non-GAAP financial measures:		Comparable GAAP financial measures:
(i)	adjusted premiums, fees and other revenues	(i)	premiums, fees and other revenues
(ii)	adjusted premiums, fees and other revenues, excluding PRT	(ii)	premiums, fees and other revenues
(iii)	adjusted premiums, fees and other revenues, excluding participating contracts	(iii)	premiums, fees and other revenues
(iv)	adjusted capitalization of deferred policy acquisition costs (DAC)	(iv)	capitalization of DAC
(v)	adjusted earnings available to common shareholders	(v)	net income (loss) available to MetLife, Inc.'s common shareholders
(vi)	adjusted earnings available to common shareholders, excluding total notable items	(vi)	net income (loss) available to MetLife, Inc.'s common shareholders
(vii)	adjusted earnings available to common shareholders per diluted common share	(vii)	net income (loss) available to MetLife, Inc.'s common shareholders per diluted common share
(viii)	adjusted earnings available to common shareholders, excluding total notable items, per diluted common share	(viii)	net income (loss) available to MetLife, Inc.'s common shareholders per diluted common share
(ix)	adjusted return on equity	(ix)	return on equity
(x)	adjusted return on equity, excluding total notable items	(x)	return on equity
(xi)	adjusted other expenses	(xi)	other expenses
(xii)	adjusted other expenses, net of adjusted capitalization of DAC	(xii)	other expenses, net of capitalization of DAC
(xiii)	adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses	(xiii)	other expenses, net of capitalization of DAC
(xiv)	adjusted expense ratio	(xiv)	expense ratio
(xv)	adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	(xv)	expense ratio
(xvi)	direct expenses	(xvi)	other expenses
(xvii)	direct expenses, excluding total notable items related to direct expenses	(xvii)	other expenses
(xviii)	direct expense ratio	(xviii)	expense ratio
(xix)	direct expense ratio, excluding total notable items related to direct expenses and PRT	(xix)	expense ratio
(xx)	future policy benefits at original discount rate	(xx)	future policy benefits at balance sheet discount rate
(xxi)	free cash flow of all holding companies	(xxi)	MetLife, Inc. (parent company) net cash provided by (used in) operating activities

MetLife | 15

16 MetLife’s definitions of non-GAAP and other financial measures discussed in this presentation may differ from those used by other companies: Adjusted earnings and related measures • adjusted earnings; • adjusted earnings available to common shareholders; • adjusted earnings available to common shareholders, on a constant currency basis; • adjusted earnings available to common shareholders, excluding total notable items; • adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis; • adjusted earnings available to common shareholders per diluted common share; • adjusted earnings available to common shareholders, on a constant currency basis per diluted common share; • adjusted earnings available to common shareholders, excluding total notable items, per diluted common share; and • adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share. Adjusted earnings is used by MetLife’s chief operating decision maker, its chief executive officer, to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings is MetLife’s GAAP measure of segment performance. Adjusted earnings and related measures based on adjusted earnings are also the measures by which senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and related measures based on adjusted earnings allow analysis of MetLife’s performance relative to its business plan and facilitate comparisons to industry results. Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends. Adjusted earnings, along with the related adjusted revenues, adjusted expenses and adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of (i) market volatility which could distort trends, (ii) asymmetrical and non-economic accounting, (iii) revenues and costs related to divested businesses, and (iv) other adjustments. Also, adjusted earnings and related measures exclude results of discontinued operations under GAAP. Market volatility can have a significant impact on MetLife’s financial results. Adjusted earnings excludes net investment gains (losses), net derivative gains (losses), market risk benefit remeasurement gains (losses) and goodwill impairments. Further, net investment income is adjusted to exclude similar items relating to joint ventures accounted for under the equity method (“Joint venture adjustments”), and policyholder benefits and claims exclude (i) changes in the discount rate on certain annuitization guarantees accounted for as additional liabilities and (ii) market value adjustments. Explanatory Note on Non-GAAP and Other Financial Information (Continued) Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are not accessible on a forward-looking basis because we believe it is not possible without unreasonable effort to provide other than a range of net investment gains and losses and net derivative gains and losses, which can fluctuate significantly within or outside the range and from period to period and may have a material impact on net income (loss). Any financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the current period and applied to the comparable prior period (“constant currency basis”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this presentation and in this period’s earnings materials, which are available at MetLife’s Investor Relations webpage (https://investor.metlife.com).

17 Explanatory Note on Non-GAAP and Other Financial Information (Continued) Asymmetrical and non-economic accounting adjustments are made in calculating adjusted earnings: • Universal life and investment-type product policy fees exclude asymmetrical accounting associated with in-force reinsurance. • Net investment income includes earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment (“Investment hedge adjustments”). • Other revenues include settlements of foreign currency earnings hedges and exclude asymmetrical accounting associated with in-force reinsurance. • Policyholder benefits and claims excludes (i) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments, (ii) asymmetrical accounting associated with in-force reinsurance, and (iii) non-economic losses incurred at contract inception for certain single premium annuity business. These losses are amortized into adjusted earnings within policyholder benefits and claims over the estimated lives of the contracts. • Policyholder liability remeasurement (gains) losses excludes asymmetrical accounting associated with in-force reinsurance. • Interest credited to policyholder account balances excludes amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments and asymmetrical accounting associated with in-force reinsurance. “Divested businesses” are those that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP. Divested businesses also include the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP. Other adjustments are made in calculating adjusted earnings: • Beginning in the fourth quarter of 2025, net investment income excludes depreciation of wholly-owned real estate and real estate joint ventures. • Net investment income and interest credited to policyholder account balances exclude certain amounts related to contractholder-directed equity securities (“Unit-linked contract income” and “Unit-linked contract costs”). • Net investment income and other expenses exclude Reinsurance activity (as defined below). • Net investment income and interest expense on debt exclude amounts related to collateralized financing entities that are consolidated variable interest entities (“Consolidated collateralized financing entities”). • Other revenues and other expenses exclude asset management distribution fees on funds that are passed through to distribution partners. • Other revenues include fee revenue on synthetic guaranteed interest contracts (“GICs”) accounted for as freestanding derivatives. • Other expenses exclude (i) amortization and impairment of asset management intangible assets, (ii) implementation of new insurance regulatory requirements and other costs, and (iii) acquisition, integration and other related costs. Other expenses include (i) deductions for net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests, and (ii) benefits accrued on synthetic GICs accounted for as freestanding derivatives. • “Reinsurance activity” relates to amounts subject to ceded reinsurance arrangements with third parties and joint ventures, including (i) the related investment returns and expenses which are passed through to the reinsurers and (ii) the corresponding invested assets and cash and cash equivalents. Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance. The tax impact of the adjustments mentioned above is calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife’s effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms. In addition, adjusted earnings available to common shareholders excludes the impact of preferred stock redemption premium, which is reported as a reduction to net income (loss) available to MetLife, Inc.’s common shareholders. Investment portfolio gains (losses) and derivative gains (losses) These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses, as well as investment portfolio gains (losses) of divested businesses. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).

18 Explanatory Note on Non-GAAP and Other Financial Information (Continued) Return on equity and related measures • Total MetLife, Inc.’s adjusted common stockholders’ equity: total MetLife, Inc.’s common stockholders’ equity, excluding unrealized investment gains (losses), net of related offsets, deferred gains (losses) on derivatives, future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses), defined benefit plans adjustment components of accumulated other comprehensive income (loss) (“AOCI”) and the embedded derivatives related to funds withheld on ceded reinsurance (representing unrealized investment gains (losses) passed through to reinsurers), all net of income tax. • Total MetLife, Inc.’s adjusted common stockholders’ equity, excluding total notable items: total MetLife, Inc.’s common stockholders’ equity, excluding unrealized investment gains (losses), net of related offsets, deferred gains (losses) on derivatives, future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses), defined benefit plans adjustment components of AOCI, the embedded derivatives related to funds withheld on ceded reinsurance (representing unrealized investment gains (losses) passed through to reinsurers) and total notable items, all net of income tax. • Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity. • Adjusted return on MetLife, Inc.’s common stockholders’ equity: adjusted earnings available to common shareholders divided by MetLife, Inc.’s average adjusted common stockholders’ equity. • Adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding total notable items: adjusted earnings available to common shareholders, excluding total notable items, divided by MetLife, Inc.’s average adjusted common stockholders’ equity, excluding total notable items. The above measures represent a level of equity that excludes most components of AOCI, such as unrealized investment gains (losses), net of related offsets, and future policy benefits discount rate remeasurement gains (losses), as well as the impact of certain ceded reinsurance-related embedded derivatives, as these amounts are primarily driven by market volatility. Expense ratio, direct expense ratio, adjusted expense ratio and related measures • Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues. • Direct expense ratio: direct expenses divided by adjusted premiums, fees and other revenues. Direct expenses are comprised of employee-related costs, third-party staffing costs, and general and administrative expenses. • Direct expense ratio, excluding total notable items related to direct expenses and PRT: direct expenses, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT. • Adjusted expense ratio: adjusted other expenses, net of adjusted capitalization of DAC, divided by adjusted premiums, fees and other revenues. • Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT: adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT. Assets Under Management (“AUM”) • Total Assets Under Management (“Total AUM”) is comprised of MIM GA AUM plus Institutional Client AUM (each, as defined below). • MIM General Account AUM (“MIM GA AUM”) is used by MetLife to describe the portion of GA AUM (as defined below) that MetLife Investment Management, LLC and certain of its affiliates (“MIM”) manages or advises. • General Account AUM (“GA AUM”) is used by MetLife to describe assets in its general account (“GA”) investment portfolio. GA AUM is stated at estimated fair value and is comprised of GA total investments, the portion of the GA investment portfolio classified within assets held-for-sale, cash and cash equivalents, and accrued investment income on such assets, and excludes policy loans, certain contractholder-directed equity securities, fair value option securities, mortgage loans originated for third parties, assets subject to ceded reinsurance arrangements with third parties and joint ventures, and certain other invested assets. Mortgage loans and real estate and real estate joint ventures included in GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. Classification of GA AUM by sector is based on the nature and characteristics of the underlying investments which can vary from how they are classified under GAAP. Accordingly, the underlying investments within certain real estate and real estate joint ventures that are primarily commercial mortgage loans (at net asset value, net of deduction for encumbering debt) have been reclassified to exclude them from real estate and real estate joint ventures and include them as commercial mortgage loans. • Institutional Client AUM is comprised of SA AUM plus Reinsurance AUM plus TP AUM (each, as defined below). MIM manages or advises Institutional Client AUM in accordance with client guidelines contained in each investment advisory agreement. ◦ Separate Account AUM (“SA AUM”) is comprised of separate account investment portfolios, which are managed or advised by MIM and included in MetLife, Inc.’s consolidated financial statements at estimated fair value, as well as accrued investment income on such assets. ◦ Reinsurance AUM is comprised of GA assets subject to ceded reinsurance arrangements with third parties and joint ventures, which are managed or advised by MIM and are generally included in MetLife, Inc.’s consolidated financial statements at estimated fair value, as well as accrued investment income on such assets. ◦ Third-Party AUM (“TP AUM”) is comprised of non-proprietary assets managed or advised by MIM on behalf of unaffiliated/third-party clients, which are stated at estimated fair value, as well as accrued investment income on such assets. Such non-proprietary assets are owned by unaffiliated/third-party clients and, accordingly, are generally not included in MetLife, Inc.’s consolidated financial statements.

19 Explanatory Note on Non-GAAP and Other Financial Information (Continued) Assets Under Management (Continued) • Asia General Account AUM (“Asia GA AUM”) is used by MetLife to describe assets in its Asia GA investment portfolio. Asia GA AUM is stated at estimated fair value and is comprised of Asia GA total investments, the portion of the Asia GA investment portfolio classified within assets held-for-sale, cash and cash equivalents, and accrued investment income on such assets, and excludes policy loans, certain contractholder-directed equity securities, fair value option securities, mortgage loans originated for third parties, assets subject to ceded reinsurance arrangements with third parties and joint ventures, and certain other invested assets. Mortgage loans and real estate and real estate joint ventures included in Asia GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. At the segment level, intersegment balances (intercompany activity, primarily related to investments in subsidiaries that eliminate at the MetLife consolidated level) are excluded from Asia GA AUM. Asia GA AUM (at amortized cost) excludes the following adjustments: (i) unrealized gain (loss) on investments carried at estimated fair value and (ii) adjustments from carrying value to estimated fair value on mortgage loans and real estate and real estate joint ventures. Asia GA AUM (at amortized cost) is presented net of related allowance for credit loss. Other items The following additional information is relevant to an understanding of MetLife’s performance: • Statistical sales information: • Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products. • Retirement and Income Solutions: calculated using 10% of single premium contracts, on and off-balance sheet deposits, and the contract value for new U.K. longevity reinsurance contracts, and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance. • Asia, Latin America and EMEA: calculated using 10% of single premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group). Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity. • Volume growth, where cited, represents the change in certain measures of our segment results, including adjusted earnings, attributable to business growth, applying a model in which certain margins and factors are held constant, the most significant of which are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates. • PRT includes U.K. funded reinsurance. • Institutional net flows reflect Institutional Client AUM total fund additions less withdrawals. • “Third-party mortgage loan activity” relates to amounts associated with mortgage loans originated and acquired for third parties, including (i) the related investment returns and expenses which are passed through to the third-party lenders and (ii) the corresponding mortgage loan assets. • We refer to observable forward yield curves as of a particular date in connection with making our estimates for future results. The observable forward yield curves at a given time are based on implied future interest rates along a range of interest rate durations. This includes the 10-year U.S. Treasury rate which we use as a benchmark rate to describe longer-term interest rates used in our estimates for future results. • Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife’s results and to evaluate and forecast those results. Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders. • Holding company cash and liquid assets are held by MetLife, Inc. collectively with other MetLife holding companies and include cash and cash equivalents, short-term investments and publicly traded securities excluding assets that are pledged or otherwise committed. Assets pledged or otherwise committed include amounts received in connection with securities lending, repurchase agreements, derivatives, regulatory deposits, the collateral financing arrangement, funding agreements and secured borrowings, as well as amounts held in the closed block. • MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.

Reconciliation of Net Income (Loss) Available to MetLife, Inc.'s Common Shareholders to Adjusted Earnings Available to Common Shareholders

(In millions, except per share data)	3Q26	3Q26 Earnings Per Weighted Average Common Share Diluted[1]	3Q25	3Q25 Earnings Per Weighted Average Common Share Diluted[1]
Net Income (loss) available to MetLife, Inc.'s common shareholders	$ 2,351	$ 3.67	$ 818	$ 1.22
Adjustments from net income (loss) available to MetLife, Inc.'s common shareholders to adjusted earnings available to common shareholders:				
Less: Net investment gains (losses)	(430)	(0.67)	(325)	(0.49)
Less: Net derivative gains (losses)	698	1.09	(929)	(1.39)
Less: Market risk benefit remeasurement gains (losses)	320	0.50	263	0.39
Less: Other adjustments to net income (loss)	29	0.04	20	0.04
Less: Provision for income tax (expense) benefit	(31)	(0.05)	223	0.33
Add: Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	15	0.02	6	0.01
Add: Preferred stock redemption premium	—	—	12	0.02
Adjusted earnings available to common shareholders	1,780	2.78	1,584	2.37
Less: Total notable items	(46)	(0.07)	18	0.03
Adjusted earnings available to common shareholders, excluding total notable items	$ 1,826	$ 2.85	$ 1,566	$ 2.34
Adjusted earnings available to common shareholders, on a constant currency basis	$ 1,780	$ 2.78	$ 1,582	$ 2.36
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$ 1,826	$ 2.85	$ 1,564	$ 2.34
Weighted average common shares outstanding - diluted		639.9		669.1

[1]Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal (i) adjusted earnings available to common shareholders per diluted common share, less (ii) total notable items per diluted common share.

MetLife | 20

Reconciliation to Adjusted Earnings Available to Common Shareholders, Excluding Total Notable Items

(In millions)	3Q26 Group Benefits[1]	3Q26 Retirement & Income Solutions[1]	3Q26 Asia	3Q26 Latin America	3Q26 EMEA	3Q26 MetLife Investment Management[1]	3Q26 Corporate & Other[1]
Adjusted earnings available to common shareholders	$ 523	$ 413	$ 602	$ 215	$ 108	$ 63	$ (144)
Less: Total notable items	—	(65)	52	(14)	(6)	—	(13)
Adjusted earnings available to common shareholders, excluding total notable items	$ 523	$ 478	$ 550	$ 229	$ 114	$ 63	$ (131)
Adjusted earnings available to common shareholders, on a constant currency basis			$ 602	$ 215	$ 108		
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis			$ 550	$ 229	$ 114		

(In millions)	3Q25 Group Benefits[1]	3Q25 Retirement & Income Solutions[1]	3Q25 Asia	3Q25 Latin America	3Q25 EMEA	3Q25 MetLife Investment Management[1]	3Q25 Corporate & Other[1]
Adjusted earnings available to common shareholders	$ 456	$ 441	$ 540	$ 148	$ 87	$ 58	$ (146)
Less: Total notable items	(2)	13	70	(75)	(1)	—	13
Adjusted earnings available to common shareholders, excluding total notable items	$ 458	$ 428	$ 470	$ 223	$ 88	$ 58	$ (159)
Adjusted earnings available to common shareholders, on a constant currency basis			$ 526	$ 165	$ 82		
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis			$ 456	$ 240	$ 83		

[1]Results on a constant currency basis are not included as constant currency impact is not significant.

MetLife | 21

22 Reconciliation of Premiums, Fees and Other Revenues to Adjusted Premiums, Fees and Other Revenues FY25 3Q25 3Q26 (In millions) Premiums, fees and other revenues $ 57,609 $ 12,526 $ 14,056 Less: Adjustments to premiums, fees and other revenues: Asymmetrical and non-economic accounting 256 78 143 Other (63) (15) (6) Divested businesses 8 2 — Adjusted premiums, fees and other revenues $ 57,408 $ 12,461 $ 13,919

Expense Detail and Ratios

(In millions, except ratio data)	FY25	3Q25	3Q26
Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC			
Capitalization of DAC	$ (3,219)	$ (852)	$ (975)
Less: Divested businesses	—	—	—
Adjusted capitalization of DAC	$ (3,219)	$ (852)	$ (975)
Reconciliation of Other Expenses to Adjusted Other Expenses			
Other expenses	$ 13,904	$ 3,568	$ 3,965
Less Adjustments to other expenses:			
Reinsurance activity	388	135	214
Other	57	2	36
Divested businesses	36	9	4
Adjusted other expenses	$ 13,423	$ 3,422	$ 3,711
Other Detail and Ratios			
Other expenses, net of capitalization of DAC	$ 10,685	$ 2,716	$ 2,990
Premiums, fees and other revenues	$ 57,609	$ 12,526	$ 14,056
Expense ratio	18.5 %	21.7 %	21.3 %
Direct expenses	$ 5,875	$ 1,443	$ 1,605
Less: Total notable items related to direct expenses	40	—	—
Direct expenses, excluding total notable items related to direct expenses	$ 5,835	$ 1,443	$ 1,605
Adjusted other expenses	$ 13,423	$ 3,422	$ 3,711
Adjusted capitalization of DAC	(3,219)	(852)	(975)
Adjusted other expenses, net of adjusted capitalization of DAC	$ 10,204	$ 2,570	$ 2,736
Less: Total notable items related to adjusted other expenses	183	102	—
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses	$ 10,021	$ 2,468	$ 2,736
Adjusted premiums, fees and other revenues	$ 57,408	$ 12,461	$ 13,919
Less: PRT	7,569	(10)	394
Adjusted premiums, fees and other revenues, excluding PRT	$ 49,839	$ 12,471	$ 13,525
Direct expense ratio	10.2 %	11.6 %	11.5 %
Direct expense ratio, excluding total notable items related to direct expenses and PRT	11.7 %	11.6 %	11.9 %
Adjusted expense ratio	17.8 %	20.6 %	19.7 %
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	20.1 %	19.8 %	20.2 %

MetLife

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Equity Details

(In millions, except ratio data)

		3Q26
Equity Details		
Total MetLife, Inc.'s stockholders' equity	$	22,226
Less: Preferred stock		2,830
MetLife, Inc.'s common stockholders' equity		19,396
Less: Unrealized investment gains (losses), net of related offsets and income tax		(30,681)
Deferred gains (losses) on derivatives, net of income tax		(1,749)
Future policy benefits discount rate remeasurement gains (losses), net of income tax		14,844
Market risk benefits instrument-specific credit risk remeasurement gains (losses), net of income tax		(110)
Defined benefit plans adjustment, net of income tax		(1,336)
Embedded derivatives - funds withheld on ceded reinsurance, net of income tax (1)		936
Total MetLife, Inc.'s adjusted common stockholders' equity		37,492
Less: Accumulated year-to-date total notable items, net of income tax (2)		(46)
Total MetLife, Inc.'s adjusted common stockholders' equity, excluding total notable items (2)	$	37,538
Average Common Stockholders' Equity		
Average common stockholders' equity	$	22,004
Average adjusted common stockholders' equity	$	37,149
Average adjusted common stockholders' equity, excluding total notable items (2)	$	37,172
Return on Equity		
Return on MetLife, Inc.'s:		
Common stockholders' equity		42.7 %
Adjusted return on MetLife, Inc.'s:		
Adjusted common stockholders' equity		19.2 %
Adjusted common stockholders' equity, excluding total notable items (2)		19.6 %

MetLife

[1]Ceded reinsurance-related embedded derivatives excluded are those where the total return on a portfolio of invested assets is passed through to reinsurers. [2]Notable items reflect the unexpected impact of events that affect MetLife's results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items can affect MetLife's results either positively or negatively.

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